August 9, 2004

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On August 9, 2004, this Firm received a draft copy of a Form 8-K/A to be filed by AdZone Research, Inc. (SEC File #0-28717, CIK #1102013) (Company) reporting
Item 4 - Changes in Registrant's Certifying Accountant.

We have no disagreements with the statements made in the Form 8-K/A, Item 4 disclosures.

Yours truly,



S. W. Hatfield, CPA